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                                                                   Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We  consent  to  the   incorporation   by  reference  in  this
registration statement on Form S-8, relating to the Algos Pharmaceutical Corporation 1994 Stock Option Plan, the Algos Pharmaceutical Corporation 1996 Stock Option Plan, and the Algos Pharmaceutical Corporation 1996 Non-Employee Director Stock Option Plan, of our report dated March 4, 1997, on our audits of the financial statements of Algos Pharmaceutical Corporation included in the Annual Report on Form 10-K of Algos Pharmaceutical Corporation for the year ended December 31, 1996.

                                                    COOPERS & LYBRAND L.L.P.


                                                    /s/ Coopers & Lybrand L.L.P.

June 18, 1997
Princeton, New Jersey

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